United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 31, 2012

AMERICAN CARESOURCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 308-6830

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.

On December 31, 2012, American CareSource Holdings, Inc. (the “Company”), HealthSmart Preferred Care II, L.P., HealthSmart Preferred Network II, Inc., and SelectNet Plus, Inc. (referred to hereinafter collectively as “HSPC”) entered into a Health Care Services Access Agreement (the “Agreement”).

The purpose of the Agreement is, among other things, for HSPC to utilize the Company’s providers and active referral management in order to provide benefits for healthcare services to certain benefit plans and their plan participants for whom HSPC provides services. Pursuant to the Agreement, HSPC will provide claim consolidation and routing of claims to the Company generating reductions in various charges for healthcare services that are covered services provided to plan participants.

As part of the Agreement, the Company agreed to pay HSPC a monthly administrative services fee (the “Administrative Services Fee”) to reimburse and to compensate HSPC for the work that HSPC is required to perform to support the Company’s program. The Administrative Services Fee is based upon paid claims arising from the Company’s network of providers.

Pursuant to the Agreement, for services other than primary group health services, the Company will be compensated based on a percentage of the gross revenue actually collected by HSPC from its payors and clients for claims utilizing a Company discount through certain of the Company’s networks.

The Agreement is for a term of three years (the “Initial Term”), with one automatic two year renewal, unless the Agreement is terminated by a party if the other party breaches the Agreement and such breach has not been cured prior to the expiration of thirty days following the non-breaching party’s delivery of written notice specifying such breach to the breaching party or unless either party provides notice of non-renewal no less than ninety days prior to the expiration of the Initial Term. Following the automatic two year renewal term, the Agreement shall automatically renew for successive periods of one year unless earlier terminated by a party for breach or unless either party provides notice of non-renewal no less than ninety days prior to the expiration of the two year renewal term or any subsequent renewal term.

As part of the Agreement, the Provider Service Agreement by and between the Company and HSPC, dated August 1, 2002, as amended through December 20, 2008, is terminated.

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2012, the Board of Directors of the Company granted (i) an option to purchase 30,000 shares of its common stock to William J. Simpson, Jr., (ii) an option to purchase 15,000 shares of its common stock to Matthew D. Thompson, and (iii) an option to purchase 15,000 shares of its common stock to Cornelia Outten, pursuant to the Company’s 2005 Stock Option Plan, as amended, at an exercise price equal to the closing price of the common stock on the Nasdaq Capital Market on that date, i.e., $1.43 per share.  The options vest with respect to Mr. Simpson over two years and Mr. Thompson and Ms. Outten over four years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.

Date: January 7, 2013	By:	/s/ Matthew D. Thompson
Matthew D. Thompson
Chief Financial Officer